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                                                                     EX-99.d.10b


                          CERTIFICATE OF THE SECRETARY
                                       of
                               THE BRINSON FUNDS

                      RESOLUTIONS CHANGING NAME OF SERIES

     Pursuant to the Investment Advisory Agreement dated December 18, 1998 of The Brinson Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Investment Advisory Agreement dated December 18, 1998, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the name change of the U.S. Small Capitalization Growth Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on February 28, 2000 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 31st day of March, 2000.



(Trust Seal)
                                            /s/Carolyn M. Burke
                                            -------------------------------
                                            Carolyn M. Burke, Secretary
                                            The Brinson Funds

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    Resolutions Adopted February 28, 2000 and Incorporated By Reference Into
                       the Investment Advisory Agreement
                            dated December 18, 1998

                      RESOLUTIONS CHANGING THE NAME OF THE
                     U.S. SMALL CAPITALIZATION GROWTH FUND

     RESOLVED, that the Board of Trustees hereby redesignates the Series currently known as the U.S. Small Capitalization Growth Fund as the U.S. Small Cap Growth Fund, which redesignation shall be effective upon the filing of the next Post-Effective Amendment to the Trust's registration statement with the SEC; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.